UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

  1-8100

    04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

    of incorporation)

Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the resignation of Robert J. Whelan from his position as Vice President, Treasurer and Chief Financial Officer of the Registrant, as previously reported on Form 8-K filed on March 15, 2012 (S.E.C. File No. 1-8100), the Registrant and Mr. Whelan entered in a separation agreement on April 5, 2012 (the “Agreement”). Under the Agreement, the Registrant will pay Mr. Whelan cash severance amounts through March 15, 2013 totaling $1.25 million and provide health coverage continuation and other benefits with a value of approximately $50,000.  The Agreement includes a general release of claims by Mr. Whelan and non-solicitation, non-disclosure, non-disparagement and cooperation undertakings by Mr. Whelan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

(Registrant)

Date:

April 10, 2012

/s/ Laurie G. Hylton

Laurie G. Hylton, Chief Financial Officer & Chief Accounting Officer